UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010 (February 25, 2010)

COCA-COLA ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Delaware	01-09300	58-0503352
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(770) 989-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2010, Coca-Cola Enterprises Inc., a Delaware corporation (“CCE” or the “Company”), International CCE, Inc., a Delaware corporation wholly-owned by the Company (“Splitco”), The Coca-Cola Company, a Delaware corporation (“TCCC”), and Cobalt Subsidiary LLC, a Delaware limited liability company wholly-owned by TCCC (“Merger Sub”) entered into a Business Separation and Merger Agreement (the “Merger Agreement”). TCCC owns approximately 34% of the outstanding common stock of the Company, and, during 2009, over 90% of the Company’s sales volume represented products of TCCC. In addition, one member of the Company’s Board of Directors is a current executive officer of TCCC, and another member of the Company’s Board of Directors is a former executive officer of, and current consultant to, TCCC.

Upon completion of the transactions contemplated by the Merger Agreement, TCCC will own the Company’s North American operating businesses and Splitco will own what are presently the Company’s European operations and Canadian finance company. To effect the merger, the Merger Agreement provides that Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of TCCC. The Merger Agreement also provides for the split-off (the “Split-off”) of the Company’s businesses of marketing, production and distribution of non-alcoholic beverages outside of the United States, Canada, the British Virgin Islands, the United States Virgin Islands and the Cayman Islands, to Splitco.

Pursuant to the Merger Agreement, (i) each outstanding share of common stock of the Company held by the public, other than shares of dissenting shareowners, will be converted into the right to receive 1.000 share of Splitco common stock (each a “Splitco Share”) and cash consideration of $10.00 per Splitco Share (the “Cash Consideration”) and (ii) TCCC will become the owner of each share of Company common stock. The Merger Agreement also provides for adjustment payments between the parties based on Closing Adjusted Net Working Capital of the North American Business (as defined in the Merger Agreement) as of the effective time of the Merger.

Also on February 25, 2010, TCCC and the Company agreed in principle (the “Nordic Letter Agreement”) to prepare and enter into a Share Purchase Agreement (the “Nordic SPA” and together with the Merger Agreement, the “Agreements”), to be substantially modeled on the form of the Merger Agreement to the extent applicable, without delay, pursuant to which CCE Holdings (Luxembourg) Commandite, a Luxembourg business entity wholly-owned by CCE prior to the transactions contemplated by the Merger Agreement and by Splitco thereafter (“Luxco”), will purchase (the “Nordic Acquisition” and together with the Merger and the Split-off, the “Transaction”) all of TCCC’s right, title and interest in Coca-Cola Drikker AS (“TCCC Norway”) and Coca-Cola Drycker Sverige AB (“TCCC Sweden” and together with TCCC Norway, the “Nordic Companies”) for $822,000,000. From and after the effective time of the Nordic Acquisition, Splitco will hold TCCC’s Norwegian and Swedish bottling operations.

The Agreements were entered into following review and approval of the Transaction by the Company’s Affiliated Transaction Committee, comprised of independent directors and represented by independent financial advisors and legal counsel, recommendation of the Transaction and Agreements by the Affiliated Transaction Committee to the Board of Directors of the Company and review and approval of the Transaction and Agreements by the Board of Directors of the Company (with Board members related to TCCC abstaining from the vote approving entry into the Transaction). On February 24, 2010, Greenhill & Co, LLC delivered an opinion to the Affiliated Transaction Committee and Credit Suisse Securities (USA) LLC and Lazard Frères & Co. LLC delivered an opinion to the Company’s Board of Directors, stating, in each case, that, as of the date of the opinion and subject to the limitations contained therein, the consideration to be received by the Company’s shareowners (other than TCCC) pursuant to the Merger is fair to such shareowners from a financial point of view.

The consummation of the Merger is subject to various conditions, including obtaining the approval of 66 2/3% of the Company’s shareowners, a majority vote of the Company’s shareowners other than TCCC and its affiliates, subsidiaries or any of the Company’s or TCCC’s directors and executive officers, the absence of legal prohibitions and the receipt of requisite regulatory approvals, the absence of pending actions by any governmental entity that would prevent the consummation of the transaction, the receipt and continuing validity of a private letter ruling to be requested of the Internal Revenue Service by the Company that is satisfactory to the Company and TCCC, the consummation of the Nordic Acquisition substantially concurrently with the consummation of the Merger and there being no material adverse effect (as defined in the Merger Agreement) on the North American business. The consummation of the Nordic Acquisition will be subject to various conditions, including the receipt of requisite regulatory approvals and the concurrent consummation of the Merger. The Merger Agreement also includes customary covenants, as well as a non-compete covenant with respect to Splitco and the right of Splitco to acquire TCCC’s interest in TCCC’s German bottling operations for fair value between 18 and 36 months after the date of the Merger Agreement, on terms to be agreed.

Splitco intends to finance the purchase of the Nordic Companies and the Cash Consideration using a combination of existing cash, payments to be made to the Company by TCCC upon the effective time of the Merger, and debt financing obtained in either the public or private markets. Neither the Company nor Splitco is obligated to close the Transaction if financing cannot be obtained by Splitco because there has been a material adverse change or disruption in the financial, banking or capital markets generally, which has rendered debt financing generally unavailable to companies similarly situated to Splicto, and the Company and Splitco have used their best efforts to permit Splitco to obtain such financing; provided that under these circumstances TCCC has the right to provide the required financing on commercially reasonable terms.

The Merger Agreement contains specified termination rights for the both the Company, on one hand and TCCC, on the other hand, including that upon termination under specified circumstances, the Company would be required to pay TCCC a termination fee of $200,000,000.

The Company, Splitco and TCCC have also entered into a Tax Sharing Agreement dated February 25, 2010 which allocates among the Company, Splitco, and TCCC the rights and obligations with respect to filing tax returns, paying taxes, obtaining a private letter ruling from the Internal Revenue Service, handling tax audits, and retaining tax records.

In addition, on February 25, 2010, TCCC, the Company and Splitco entered into an Employee Matters Agreement. Among other things, the Employee Matters Agreement provides for pre-Merger conduct of business limitations with respect to employee-related matters; the allocation of employees and benefit plans between the parties upon completion of the Merger; and post-Merger requirements that TCCC maintain compensation and benefits that are substantially comparable in the aggregate to those offered by CCE through the end of 2011.

The foregoing summary of the Agreements, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreements attached as Exhibit 2.1 (the Merger Agreement) and Exhibit 2.2 (the Nordic Letter Agreement) and incorporated herein by reference.

The agreements attached hereto and incorporated herein have been included to provide security holders with information regarding their terms. They are not intended to provide any other factual information about the Company, Splitco, Luxco, TCCC or Merger Sub. The representations, warranties and covenants contained in each such agreement were made solely for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to such agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under such agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Splitco, Luxco, TCCC or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Business Separation and Merger Agreement dated as of February 25, 2010 (the “Merger Agreement”) among the Company, Splitco, TCCC and Merger Sub, together with the following exhibits*:
	Exhibit I	Tax Sharing Agreement
	Exhibit II	Employee Matters Agreement
	Exhibit III	Form of Corporate Name Letter
	Exhibit IV	Form of Transition Services Agreement
	Exhibit V-1	Bottler’s Agreement Jurisdictions
	Exhibit V-2	Form of Bottler’s Agreement

2.2	Nordic Letter Agreement dated as of February 25, 2010 among TCCC and the Company.

2.3	Tax Sharing Agreement (included as Exhibit I to Merger Agreement filed as Exhibit 2.1)

2.4	Employee Matters Agreement (included as Exhibit II to Merger Agreement filed as Exhibit 2.1)

*	Certain schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2010	COCA-COLA ENTERPRISES INC.
(Registrant)

	By:	/S/ WILLIAM T. PLYBON
	Name:	William T. Plybon
	Title:	Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Business Separation and Merger Agreement dated as of February 25, 2010 among the Company, Splitco, TCCC and Merger Sub, together with the following exhibits*:
	Exhibit I	Tax Sharing Agreement
	Exhibit II	Employee Matters Agreement
	Exhibit III	Form of Corporate Name Letter
	Exhibit IV	Form of Transition Services Agreement
	Exhibit V-1	Bottler’s Agreement Jurisdictions
	Exhibit V-2	Form of Bottler’s Agreement

2.2	Nordic Letter Agreement dated as of February 25, 2010 among TCCC and the Company.

2.3	Tax Sharing Agreement (included as Exhibit I to Merger Agreement filed as Exhibit 2.1)

2.4	Employee Matters Agreement (included as Exhibit II to Merger Agreement filed as Exhibit 2.1)

*	Certain schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted schedules upon request.